Exhibit 23.2

CAWLEY, GILLESPIE & ASSOCIATES, INC.

PETROLEUM CONSULTANTS

13640 BRIARWICK DRIVE, SUITE 100	306 WEST SEVENTH STREET, SUITE 302	1000 LOUISIANA STREET, SUITE 1900

AUSTIN, TEXAS 78729-1107 512-249-7000	FORT WORTH, TEXAS 76102-4987 817-336-2461	HOUSTON, TEXAS 77002-5008 713-651-9944

www.cgaus.com

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

As independent petroleum engineers, we hereby consent to the references to our firm, in the context in which they appear, and to the references to, and the incorporation by reference of, our reserve report and oil, natural gas and NGL reserves estimates and forecasts of economics as of December 31, 2024, which is included as Exhibit 99.3 to the Current Report on Form 8-K of Viper Energy Inc. filed on June 30, 2025, in the Registration Statement on Form S-3 (No. 333-286315), the Registration Statement on Form S-3 (No. 333-282039), the Registration Statement on Form S-3 (No. 333-277668) and the Registration Statement on Form S-8 (No. 333-196971).

CAWLEY, GILLESPIE & ASSOCIATES, INC.
Texas Registered Engineering Firm F-693

/s/ J. Zane Meekins
J. Zane Meekins, P.E.
Executive Vice President

Fort Worth, Texas

June 30, 2025